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                           Amended and Restated Bylaws
                                       of
                            eResearchTechnology, Inc.


                                    Article 1

                               CORPORATION OFFICE

     Section 1.1. Registered Office. The registered office of the Corporation shall be 1013 Centre Street, in the City of Wilmington, County of New Castle, Delaware, or at such other place as may from time to time be selected by the Board of Directors.

     Section 1.2. Other Offices. The Corporation may also have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may from time to time require.


                                    Article 2

                                  STOCKHOLDERS

     Section 2.1. Place and Time of Meetings. All meetings of the stockholders shall be held at such time and place as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. If no such place is fixed by the Board of Directors, meetings of the stockholders shall be held at the principal office of the Corporation.

     Section 2.2. Annual Meetings. The annual meeting of the stockholders shall be held at such other place, date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or a duly executed waiver of notice thereof. At such annual meeting, the stockholders shall elect successors to the directors whose terms shall expire that year to serve for the following three years and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. The stockholders also shall transact such other business as may properly be brought before the meeting and as are consistent with the provisions of the Certificate of Incorporation and these By-laws.

     Section 2.3.  Stockholder Proposals.

     (a) Stockholder Proposals Relating to Nominations for and Election of Directors.

              (i) Nominations by a stockholder of candidates for election by stockholders at a meeting of stockholders to the Board of Directors may be made only if

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the stockholder complies with the procedures set forth in this Section 2.3(a), and any candidate proposed by a stockholder not nominated in accordance with such provisions shall not be considered or acted upon for execution at such meeting of stockholders.

              (ii) A proposal by a stockholder for the nomination of a candidate for election by stockholders as a director at any meeting of stockholders at which directors are to be elected may only be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified herein.

              (iii) In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

              (iv) In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the earlier of the date that the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

              (v) Such written proposal of nomination shall set forth (A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years,
(D) the number of shares of capital stock of the Corporation beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director,
(F) the written consent of each

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person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

              (vi) If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in clause (v) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

     (b) Stockholder Proposals Relating to Other Than Nominations for and Elections of Directors.

              (i) A stockholder of the Corporation may bring a matter (other than a nomination of a candidate for election as a director, which is covered by subsection (a) of this Section 2.3) (a "Stockholder Matter") before a meeting of stockholders only if (A) such Stockholder Matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section 2.3(b) or (B) the stockholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 relating to inclusion of stockholder proposals in the Corporation's proxy statement.

              (ii) In the case of an annual meeting of stockholders, any such written notice of presentation of a Stockholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders for the annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written notice of presentation of a Stockholder Matter must be received by the Board of Directors not less than five business days after the date the Corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.


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              (iii) In the case of a special meeting of stockholders, any such written notice of presentation of a Stockholder Matter must be received by the Board of Directors not less than five business days after the earlier of the date the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

              (iv) Such written notice of presentation of a Stockholder Matter shall set forth information regarding such Stockholder Matter equivalent to the information regarding such Stockholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of such Stockholder Matter at a meeting of stockholders.

              (v) If a written notice of presentation of a Stockholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause
(iv) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a Stockholder Matter of such failure or deficiency in the written notice of presentation of a Stockholder Matter and such stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

              (vi) Only Stockholder Matters submitted in accordance with the foregoing provisions of this Section 2.3(b) shall be eligible for presentation of such meeting of stockholders, and any Stockholder Matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders.

     Section 2.4. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Any request for a special meeting of stockholders shall be signed by the person or persons making the request and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to call a special meeting of stockholders to be held at such time, not less than ten nor more than sixty days thereafter, as the Secretary of the Corporation may fix. If the Secretary of the Corporation shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may do so. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting or a duly executed waiver of notice thereof.


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     Section 2.5. Notice of Meetings. Written notice of all meetings of stockholders other than adjourned, postponed or continued meetings of stockholders, stating the place, date and hour, and, in the case of special meetings of stockholders, the purpose or purposes thereof, shall be given not fewer than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation. Such notices may be given at the discretion of, or in the name of, the Board of Directors, the President, any Vice President, the Secretary or any Assistant Secretary. When a meeting is adjourned, postponed or continued it shall not be necessary to give any notice of the adjourned, postponed or continued meeting or of the business to be transacted at the adjourned, postponed or continued meeting, other than by announcement at the meeting at which such adjournment, postponement or continuation is taken.

     Section 2.6. Quorum of and Action by Stockholders. The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and, unless otherwise specifically provided by statute, the acts of such stockholders at a duly organized meeting shall be the acts of stockholders with respect to such matter. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy may, except as otherwise provided by statute, adjourn, postpone or continue the meeting from time to time to such time and place as they may determine, without notice other than an announcement at the meeting, until a quorum shall be present in person or by proxy. At any adjourned, postponed or continued meeting at which a quorum had been present, stockholders present in person or by proxy at a duly organized and constituted meeting, can continue to do business with respect to any matter properly submitted to the meeting until adjournment, postponement or continuation thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum for the purposes of considering any particular such matter.

     Section 2.7. Voting. Except as may be otherwise provided by statute or by the Certificate of Incorporation, at every meeting of the stockholders, every stockholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the stock transfer books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon. When a quorum exists at any meeting, the oral vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, unless the question is one for which, by express provision of statute or of the Certificate of Incorporation or of these By-laws, a different vote is required. Upon demand made by a stockholder at any election of directors before the voting begins, the election shall be by ballot, in which event the vote shall be taken by written ballot, and the inspector or inspectors of election or, if none, the Secretary of the meeting, shall tabulate and certify the results of such vote.


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     Section 2.8. Voting by Proxy. Every stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

     Section 2.9. Record Date. The Board of Directors may fix a time, not more than sixty nor less than ten days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of the stockholders entitled to notice of, or to vote at, such meeting, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

     The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the stock transfer books of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.

     If no record date is fixed by the Board of Directors for the determination of stockholders who are entitled to receive notice of, or to vote at, a meeting of the stockholders, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares, transferees of shares which are transferred on the stock transfer books of the Corporation within the ten days immediately preceding the date of such meeting, dividend, distribution, allotment of rights or exercise of such rights shall not be entitled to notice of, or to vote at, such meeting, or to receive payment of any dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares.

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     Section 2.10. Stockholders List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of the stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or if not so specified, at the place where the meeting is to be held and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours for a period of at least ten days prior to the meeting. Such list shall be produced at the meeting and shall be kept open for inspection by any stockholder during the entire meeting. The original stock transfer books of the Corporation shall be prima facie evidence as to who are the stockholders entitled to exercise the rights of a stockholder.

     Section 2.11. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors shall appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment, postponement or continuation thereof. If no inspector of election is able to act at a meeting of stockholders, the chairman of any such meeting shall make such appointment at the meeting. The number of inspectors of election shall be one or three. No person who is a candidate for office shall act as an inspector of election. The inspectors of election shall do all such acts as may be proper to conduct the election or vote and such other duties as may be prescribed by statute with fairness to all stockholders, and shall make a written report of any matter determined by them and execute a certificate as to any fact found by them. If there are three inspectors of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

     Section 2.12. Conduct of Meetings. The chairman of any meeting of the stockholders shall determine the order of business and the procedure to be followed at such meeting, including such regulation of the manner of voting and the conduct of discussion as he shall deem to be fair and equitable.

                                    Article 3

                                    DIRECTORS

     Section 3.1.  Powers.

     (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board of Directors, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

     (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and

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these By-laws of the Corporation, it is hereby expressly declared that the
Board of Directors shall have the following powers:

               (i) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust;

               (ii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation;

               (iii) To nominate candidates for election by stockholders to the Board of Directors either directly or through a nominating committee established by it;

               (iv) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees in accordance with Article 4 of these By-laws;

               (v) To fix the place, time and purpose of meetings of the stockholders; and

               (vi) To fix the compensation of directors and officers for their services.

     Section 3.2. Number and Terms of Directors. Directors shall be natural persons of full age and need not be residents of Delaware or stockholders of the Corporation. The Board of Directors shall consist of not less than three nor more than thirteen directors, with the actual number of directors being determined from time to time by resolution of the Board of Directors. Except as hereinafter provided in the case of vacancies, directors shall be elected by the stockholders, and each director shall be elected for a three-year term and until his successor shall be elected, subject to removal as provided by statute.

     Section 3.3. Classes. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. At each annual meeting of the stockholders, the successors to the directors of the class whose term shall expire in that year shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. The number of directors in each class shall be as nearly equal as possible so that, except for temporary vacancies, the number in any class shall not exceed the number in any other class by more than one.

     Section 3.4. Powers and Duties of the Chairman of the Board of Directors. The Board of Directors shall appoint one of their number as a Chairman of the Board who

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shall preside at all meetings of the Board of Directors and who shall have such other powers and duties as set forth in these By-laws or as may be assigned to him from time to time by the Board of Directors.

     Section 3.5. Powers and Duties of the Vice Chairman of the Board of Directors. The Board of Directors may, in its discretion, appoint one of its number as a Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. In addition, the Vice Chairman of the Board of Directors shall have such other powers and duties as may be assigned to him from time to time by the Board of Directors.

     Section 3.6. Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, or by the sole remaining director, as the case may be, irrespective of whether holders of any class or series of stock or other voting securities of the Corporation are entitled to elect one or more directors to fill such vacancies or newly created directorships at the next annual meeting of the stockholders. Each person so elected shall be a director until his successor is elected by the stockholders at the annual meeting of the stockholders at which the class of directors to which he was elected is up for election or at any special meeting of the stockholders prior thereto duly called for that purpose.

     Section 3.7. Organization Meetings. The organization meeting of each newly elected Board of Directors may be held immediately following the meeting of the stockholders at which such directors were elected without the necessity of notice to such directors to constitute a legally convened meeting or at such time and place as may be fixed by a notice, or a waiver of notice, or a consent signed by all of such directors.

     Section 3.8. Regular Meetings. Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by the Board of Directors.

     Section 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary of the Corporation upon his own initiative or upon request of a majority of the Board of Directors on one day's notice to each director.

     Section 3.10. Notices of Meetings. All meetings of the Board of Directors may be held at such times and places as may be specified in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 3.11. Participation at Meetings. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a

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conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.12. Quorum. At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation of the Corporation or by these By-laws. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn, postpone or continue the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be so present.

     Section 3.13. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or a committee thereof, as the case may be, consent thereto in writing, and such consent is filed with the minutes of proceedings of the Board of Directors, or committee.

     Section 3.14. Compensation. Directors, as such, may receive a stated salary for their services, or a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors, or any committee thereof, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.15. Reliance on Company Books and Records. A member of the Board of Directors or of any committee thereof shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof, or in relying in good faith upon other records of the Corporation.


                                    Article 4

                                   COMMITTEES

     Section 4.1. Board Committees. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers,

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to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as a member or members and designate, if it desires, one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

     Section 4.2. Other Committees. The Board of Directors may appoint commit tees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Board of Directors may from time to time designate and prescribe. The Board of Directors may from time to time suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

     Section 4.3. Quorum. One-third of the members of any committee shall constitute a quorum unless the committee shall consist of one or two members, in which case one member shall constitute a quorum. All matters properly brought before any committee shall be determined by a majority vote of the members present.

     Section 4.4. Action by Unanimous Written Consent. Any action that may be taken by a committee at a meeting may be taken without a meeting if all members thereof consent thereto in writing and such writing is filed with the minutes of the proceedings of such committee.

     Section 4.5. Procedures. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws. Adequate provision shall be made for notice to all members of any committee of all meetings of that committee.


                                    Article 5

                                    OFFICERS

     Section 5.1. Election and Office. The officers of the Corporation shall be elected annually by the Board of Directors at its organization meeting and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of

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Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer of the Corporation shall hold office for such term, have such authority and perform such duties as set forth in these By-laws or as may from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 5.2. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 5.3. Removal and Vacancies. The Board of Directors may remove any officer or agent elected or appointed at any time and within the period, if any, for which such person was elected or employed whenever in the judgment of the Board of Directors it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 5.4. Powers and Duties of the Chairman. The Chairman of the Board shall be a director of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 5.5. Powers and Duties of the President. The President shall be the chief executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware or any other applicable law, these By-laws and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, may fix the compensation of all officers and assistant officers and, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of the stockholders and the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors. Unless otherwise directed by the Board of Directors from time to time, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 5.6. Powers and Duties of Vice Presidents. Each Vice President shall have such duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee or the President. In the event of a temporary absence of the President on vacation or business, the President may designate a Vice President or Vice Presidents who will perform the duties of the President in such absence. In the event of a prolonged absence of the President due to illness or disability or for any other reason, the Board of Directors shall designate a Vice President or Vice Presidents who will perform the duties of the President during such absence.

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



     Section 5.7. Powers and Duties of the Secretary. The Secretary of the Corporation shall attend all meetings of the Board of Directors and of the stockholders and shall keep accurate records thereof in one or more minute books kept for that purpose, shall give, or cause to be given, the required notice of all meetings of the stockholders and of the Board of Directors, shall keep in safe custody the corporate seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary also shall keep, or cause to be kept, the stock certificate books, stock transfer books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all stockholders and the number of shares held by each, shall, when necessary, prepare new certificates upon the transfer of shares and the surrender of the old certificates, shall cancel such surrendered certificates and shall perform such other duties as may be assigned to him by the President.

     Section 5.8. Powers and Duties of the Treasurer. The Treasurer of the Corporation shall have the custody of the Corporation's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the President, shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall have the right to affix the seal of the Corporation to any instrument requiring it, and to attest to the same by his signature and, if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

     Section 5.9. Designation of a Chief Financial Officer. The Board of Directors shall have the power to designate from among the President, any Vice President or the Treasurer of the Corporation a Chief Financial Officer who shall be deemed the principal financial and accounting officer. In the event that the Treasurer is not designated by the Board of Directors as the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer from time to time concerning all duties which the Treasurer is obligated to perform and the Chief Financial Officer shall, subject to the reasonable direction of the President or the Board of Directors, at his election, assume such of the duties of the Treasurer as are provided in
Section 5.8 hereof as he shall deem appropriate.


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




                                    Article 6

                                 INDEMNIFICATION

     Section 6.1. Indemnification. Subject to Section 6.2 hereof, the Corporation shall indemnify any director or officer of the Corporation and any director or officer of its subsidiaries against expenses, including legal fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether derivative or nonderivative, and whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance or status as a director or officer of the Corporation, any of its subsidiaries or any other entity in which he was serving at the request of the Corporation or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Notwithstanding the foregoing, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation or any of its subsidiaries.

     The provisions of this Section 6.1 shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of


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



such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any director, officer, employee or agent of the Corporation may be entitled.

     Notwithstanding any provision of this Article 6 to the contrary, the Corporation shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

     Section 6.2. Authorization and Determination of Indemnification. Any indemnification under this Article 6, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct as specified in Section 6.1 of this Article 6. A person shall be deemed to have met such applicable standard of conduct if his action is based on the records or books of account of the Corporation or another enterprise (provided that such records or books of account have in each case been prepared by persons whom the person relying thereon reasonably believes to be professionally or expertly competent to prepare such records or books of account), or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

     Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not attainable or, even if attainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or
(iii) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     The provisions of this Section 6.2 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met such applicable standard of conduct.

     Section 6.3. Advances. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.

     Section 6.4. Scope and Alteration of Indemnification Provisions. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of the stockholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Section 6.1 of this Article 6 shall be made to the fullest extent permitted by law.

     To this end, the provisions of this Article 6 shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the General Corporation Law of the State of Delaware which expands or enlarges the power or obligation of corporations organized under such law to indemnify, or advance expenses to, such persons. The provisions of this Article 6 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in this Section
6.4 or Section 6.1 of this Article 6 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the General Corporation Law of the State of Delaware or otherwise.

     Notwithstanding any contrary determination in the specific case under
Section 6.2 of this Article 6, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 of this Article 6. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 6.1 of this Article 6. Notice of any application for indemnification pursuant to this Section 6.4 shall be given to the Corporation promptly upon the filing of such application.

     Section 6.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article 6.

     Section 6.6. Definitions. For purposes of this Article 6, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article 6 shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer or employee and shall include employee benefit plans.


                                    Article 7

                                  CAPITAL STOCK

     Section 7.1. Stock Certificates. The certificates for shares of the Corporation's capital stock shall be numbered and registered in a share register as they are issued, shall bear the name of the registered holder, the number and class of shares represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the Chairman of the Board or the President or any Vice President of the Corporation and the Secretary, any Assistant Secretary or the Treasurer of the Corporation or any other person properly authorized by the Board of Directors and shall bear the seal of the Corporation, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

     Section 7.2. Transfer of Shares. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by an attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the stock transfer books and share register of the Corporation.

     Section 7.3. Lost Certificates. Should any stockholder of the Corporation allege the loss, theft or destruction of one or more certificates for shares of the Corporation and request the issuance by the Corporation of a substitute certificate therefor, the Board of Directors may direct that a new certificate of the same tenor and for the same number of shares be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of such certificate, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such form and for such sum and with such surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                Article 8

                            CHECKS AND NOTES

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                Article 9

                               FISCAL YEAR

     The fiscal year of the Corporation shall be as determined from time to time by resolution of the Board of Directors.


                               Article 10

                                  SEAL

     The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                               Article 11

                     NOTICES; COMPUTING TIME PERIODS

     Section 11.1. Method and Contents of Notice. Whenever notice is required to be given to any director, committee member, officer, stockholder, employee or agent,

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



whether pursuant to law, the Certificate of Incorporation of the Corporation or these By-laws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by depositing the same in the mail, postage prepaid, or by overnight carrier addressed to such stockholder at his last known address as the same appears on the books of the Corporation, and, in the case of directors, committee members, officers, employees and agents, by telephone, or by mail, postage prepaid, or by prepaid telegram at his last known address as the same appears on the books of the Corporation. All notices shall be deemed to be given when mailed, telegraphed or telephoned.

     Section 11.2. Waiver of Notice. Any written notice required to be given to any person may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required for any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the stockholders.

                                   Article 12

                                BOOKS AND RECORDS

     The Board of Directors shall determine from time to time whether, when and under what conditions and regulations, the books and records of the Corporation (except such as may by statute be specifically open to inspection) shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                   Article 13

                                   AMENDMENTS

     These By-laws may be altered, amended or repealed (i) by the affirmative vote of the holders of at least a majority of the voting power of the capital stock of the Corporation entitled to vote thereon at any annual or special meeting duly convened after notice to the stockholders of that purpose or (ii) by a majority vote of the members of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose, subject always to the power of the stockholders to change such action of the Board of Directors by the vote of the stockholders required in clause (i) of this
Article 13.

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



                                   Article 14

                            INTERPRETATION OF BY-LAWS

     All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.


Adopted March 21, 2000









                                      -20-